Exhibit 10.17
AFFILIATED COMPUTER SERVICES, INC.
CLASS A COMMON STOCK
NOTICE OF NONSTATUTORY STOCK OPTION GRANT TO

     You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) as follows:

Option Number

Date of Grant

Number of Shares

Option Price Per Share	$

Term/Expiration Date	10 years from the Date of Grant

Vesting Schedule	[60% as of the date that is three years after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter, or earlier in certain events as expressly provided in the Stock Option Agreement and 1997 Stock Incentive Plan.]
OR
[20% annually on each anniversary of the Date of Grant, or earlier in certain events as expressly provided in the Stock Option Agreement and 1997 Stock Incentive Plan.]

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 1997 Stock Incentive Plan and the Stock Option Agreement attached hereto as Exhibit “A” and made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:

WILLIAM L. DECKELMAN, JR. EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Notice of Grant (as hereinafter defined) to which it is attached shall, along with the Plan (as hereafter defined), govern the terms of the Notice of Grant by and between Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), and the Optionee identified in the Notice of Grant (“Optionee”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services 1997 Stock Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Non-Employee Directors, Employees and consultants of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company has selected Optionee to participate in the Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as a director, employee or consultant of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan (which Plan is incorporated herein by reference), and the Notice of Nonstatutory Stock Option Grant dated as of the date of this Agreement (the “Notice of Grant”), an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, such grant to be effective as of the date of grant designated in the Notice of Grant (the “Award Date”). The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) and shall be exercisable in accordance with the exercise schedule set forth in the Notice of Grant (the “Exercise Schedule”). If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows:
Affiliated Computer Services, Inc.
Stock Option Agreement — Page 1 of 4

          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 10 of the Plan, subject to the limitation contained in subsections (c) and (d) of this Section 2(i).
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Notice of Grant.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Notice of Grant.
          (ii) Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price. No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares. If the Option is exercised in full, Optionee shall surrender this Agreement.
     3. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Administrator, in accordance with the terms and conditions of the Plan, including by check, promissory note or other Shares which (x) in the case of Shares acquired upon exercise of an Option, either have been owned by Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, or in any combination of cash and Shares having an aggregate Fair Market Value equal to such exercise price. No Shares may be issued by the Company until Optionee makes full payment to the Company of the applicable exercise price.
     4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
Affiliated Computer Services, Inc.
Stock Option Agreement — Page 2 of 4

     5. Termination of Employment. In the event of termination of Optionee’s consulting relationship or Continuous Status as an Employee with, or status as a Non-Employee Director of, the Company, subject to Section 7 of this Agreement, the Option may be exercised only as, and within the time periods, provided in the Plan.
     6. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, according and subject to its terms, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested at the date of death. To the extent the Option was not vested at the date of death, the unvested portion of the Option shall automatically terminate.
     7. Termination for Cause. Notwithstanding Sections 5 and 6 of this Agreement, if Optionee’s consulting relationship or Continuous Status as an Employee or a Non-Employee Director is terminated by the Company for Cause, Optionee shall forfeit the Option in its entirety, whether vested or unvested. For purposes of this Section 7, an Optionee shall be deemed to have been terminated for Cause if the Optionee fails to satisfactorily perform his or her assigned duties or commits an act of gross negligence or willful misconduct, including, but not limited to, a dereliction of duty or the committing of and conviction for a crime involving breach of fiduciary duty to an employer, a felony or a crime involving moral turpitude.
     8. Vesting of Option Upon Change of Control. If the Company undergoes a Change of Control, the Option, whether or not vested at such time, shall become fully and completely vested and exercisable, effective the day immediately prior to such Change of Control. For purposes of the preceding sentence, a “Change of Control” shall have occurred if the Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.
     9. Non-Transferability of Option. The Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Option and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.
     10. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. The limitations set out in Section 7 of the Plan regarding Options granted to more than ten percent (10%) stockholders shall apply to the Option.
     11. Tax Consequences. Set forth below is a brief summary as of the date of this Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares.
Affiliated Computer Services, Inc.
Stock Option Agreement — Page 3 of 4

     THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
          (i) Exercise of Nonstatutory Stock Options. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of the exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
          (ii) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal tax purposes.
OPTIONEE ACKNOWLEDGES AND AGREES THAT, WITH RESPECT TO SHARES NOT VESTED AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR SERVICE AS A NON-EMPLOYEE DIRECTOR, OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ELECTED AS A NON-EMPLOYEE DIRECTOR, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 1997 STOCK INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO THE CONTINUATION OF OPTIONEE’S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S, AND/OR THE SHAREHOLDERS’, OF THE COMPANY, AND/OR THE DIRECTORS’ OF THE COMPANY RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.
     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.
Affiliated Computer Services, Inc.
Stock Option Agreement — Page 4 of 4